EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-102044 on Form S-8 of our reports dated March 7, 2005, relating to the financial statements of UMB Financial Corporation and Subsidiaries and management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of UMB Financial Corporation for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Kansas City, Missouri

March 10, 2005